Exhibit 99.1
Ellington Financial Inc. Reports First Quarter 2023 Results
OLD GREENWICH, Connecticut—May 8, 2023
Ellington Financial Inc. (NYSE: EFC) (the "Company") today reported financial results for the quarter ended March 31, 2023.
Highlights
•Net income attributable to common stockholders of $38.9 million, or $0.58 per common share.1
◦$40.9 million, or $0.61 per common share, from the investment portfolio.
▪$35.5 million, or $0.53 per common share, from the credit strategy.
▪$5.3 million, or $0.08 per common share, from the Agency strategy.
◦$6.5 million, or $0.10 per common share, from Longbridge.
•Adjusted Distributable Earnings2 of $30.3 million, or $0.45 per common share.
•Book value per common share as of March 31, 2023 of $15.10, including the effects of dividends of $0.45 per common share for the quarter.
•Dividend yield of 14.9% based on the May 5, 2023 closing stock price of $12.05 per share, and monthly dividend of $0.15 per common share declared on April 10, 2023.
•Recourse debt-to-equity ratio3 of 2.1:1 as of March 31, 2023. Including all non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 9.0:1.
•Cash and cash equivalents of $188.6 million as of March 31, 2023, in addition to other unencumbered assets of $429.1 million.
•Issued 4.0 million shares of Series C preferred stock.
First Quarter 2023 Results
"During the first quarter, we had strong performance in our non-QM, residential transition loan, small-balance commercial mortgage, and Agency MBS portfolios. Longbridge Financial also had an excellent quarter, led by strong gain on sale margins on new originations and mark-to-market gains on the HMBS MSR and proprietary loan portfolios," said Laurence Penn, Chief Executive Officer and President of Ellington Financial. "Despite the market volatility in March, EFC generated an economic return of 3.3% for the quarter, and sequentially increased both book value per share and Adjusted Distributable Earnings, which covered our dividend.
"In early February, we capitalized on a narrow window of market stability by participating in our first non-QM securitization of the year at attractive economics, and also by raising $100 million of preferred equity, both of which positioned us well going into the heightened volatility of March. So far, most of the capital that we have put to work has been directed towards our loan businesses; this included the secondary market purchase of a portfolio of reverse mortgage loans at what we believe to be distressed prices. In addition, with our share price trading at a significant discount to book value per share in March, we opportunistically repurchased our common shares at highly accretive levels.
"We finished the first quarter with reduced leverage and a meaningful amount of dry powder available to invest. However, given the prospect of very significant asset sales from various troubled regional banks, we are being patient with capital deployment. In addition, while the credit performance of our loan portfolios continues to be strong, with recession fears looming we continue to tighten our underwriting criteria with an emphasis on keeping LTVs low and being highly selective on geography and property type. I believe that we are well positioned to take advantage of the opportunities that we will find as the year unfolds."
1 Includes ($8.4) million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings.
3 Excludes repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, the Company's debt-to-equity ratio based on total recourse borrowings was 2.2:1 as of March 31, 2023.

Financial Results
Investment Portfolio Summary
The Company's investment portfolio generated net income attributable to common stockholders of $40.9 million, consisting of $35.5 million from the credit strategy and $5.3 million from the Agency strategy.
Credit Performance
In the first quarter, the Company's total long credit portfolio, excluding non-retained tranches of consolidated non-QM securitization trusts, decreased by 5% sequentially to $2.426 billion as of March 31, 2023, driven by a smaller commercial mortgage loan portfolio, as loan paydowns significantly exceeded new originations in that portfolio, and a smaller non-QM loan portfolio, following the completion of a non-QM securitization in February in which the Company participated. A portion of the decrease was offset by larger residential transition loan and non-QM retained tranche portfolios quarter over quarter.
The Company benefited from strong results in its credit strategy, driven by net interest income4 from its loan portfolios, net gains on its non-QM loans, and low levels of credit losses. The Company also had positive earnings from unconsolidated entities, as net gains on certain equity investments in non-QM and commercial mortgage loan-related entities exceeded net losses on strategic equity investments in loan originators. A portion of these gains were offset by net losses on the Company's interest rate hedges. Finally, despite continued low levels of credit losses and strong overall credit performance, the Company did see an uptick in delinquencies on its residential and commercial mortgage loan portfolios during the quarter.
The net interest margin5 on the Company's credit portfolio increased quarter over quarter to 2.49% from 2.44%, as higher asset yields more than offset a higher cost of funds.
Agency Performance
The Company's total long Agency RMBS portfolio decreased by 12% quarter over quarter to $853.1 million, as net sales and principal repayments exceeded net gains.
In January, interest rates and volatility declined and Agency MBS yield spreads tightened, as the market anticipated a slower pace of interest rate hikes by the Federal Reserve. In mid-February, markets reversed course, with interest rates and volatility rising and Agency yield spreads widening, on renewed anxiety over inflation and what the Federal Reserve's response would be. Then in March, turmoil in the banking system put further pressure on Agency yield spreads. Overall for the first quarter, Agency RMBS generated a negative excess return to U.S. Treasuries of (0.50%), with the most pronounced underperformance coming on low-coupon MBS due to concerns in March about future selling from distressed regional banks.
The Company had a net gain in its Agency RMBS portfolio for the quarter as net gains on its specified pools exceeded net losses on its interest rate hedges and slightly negative net interest income, which was driven by sharply higher financing costs.
Average pay-ups on the Company’s existing specified pool portfolio decreased quarter over quarter, while its new purchases during the quarter consisted of pools with lower pay-ups. As a result, overall pay-ups on the Company's specified pools decreased to 0.89% as of March 31, 2023, as compared to 0.96% as of December 31, 2022.
During the quarter, the Company's cost of funds on Agency RMBS increased, driven by higher short-term interest rates and wider repo financing spreads. However, its asset yields also increased, and it continued to benefit from positive carry on its interest rate swap hedges, where it net receives a higher floating rate and pays a lower fixed rate. As a result, the net interest margin5 on its Agency RMBS, excluding the Catch-up Premium Amortization Adjustment, increased quarter over quarter to 1.14% from 0.98%.
Longbridge Summary
Longbridge's portfolio generated net income attributable to common stockholders of $6.5 million.
Longbridge's portfolio increased by 35% sequentially to $442.5 million as of March 31, 2023 due to larger holdings of unsecuritized HECM loans, primarily driven by an opportunistic purchase from a third party of a portfolio of HECM buyout loans; increased holdings of proprietary reverse mortgage loans; and a larger HMBS MSR Equivalent quarter over quarter.
Quarter over quarter, yield spreads in the reverse mortgage market tightened, despite weakness in the second half of March related to concerns over the banking system. Tighter yield spreads sequentially, combined with lower interest rates, generated
4 Excludes any interest income and interest expense items from interest rate hedges, net credit hedges and other activities, net.
5 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.

net gains on Longbridge's HMBS MSR Equivalent6 and proprietary reverse mortgage loan portfolio in the first quarter. Longbridge also had a net gain on originations for the quarter as higher gain-on-sale margins more than offset lower origination volumes sequentially.
Corporate/Other
The Company's results also reflected the reduction, driven by credit spread widening, in the fair value of its unsecured long-term debt, its "Senior Notes," for which the Company has elected the fair value option.
Credit Portfolio(1)
The following table summarizes the Company's credit portfolio holdings as of March 31, 2023 and December 31, 2022:

	March 31, 2023		December 31, 2022
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
CLOs(2)	$31,044	0.8%	$29,930	0.7%
CMBS	16,422	0.4%	18,253	0.5%
Commercial mortgage loans and REO(5)(6)	455,114	11.5%	492,648	12.1%
Consumer loans and ABS backed by consumer loans(2)	87,976	2.2%	94,993	2.3%
Corporate debt and equity and corporate loans	18,882	0.5%	18,084	0.4%
Debt and equity investments in loan origination entities(3)	40,906	1.0%	42,581	1.1%
Non-Agency RMBS	207,068	5.2%	204,498	5.0%
Non-QM loans and retained non-QM RMBS(4)	2,122,561	53.7%	2,216,843	54.3%
Residential transition loans and other residential mortgage loans and REO(5)	951,811	24.1%	940,296	23.1%
Non-Dollar denominated:
CLOs(2)	1,674	0.1%	1,672	—%
Corporate debt and equity	213	—%	206	—%
RMBS(7)	19,525	0.5%	20,714	0.5%
Total long credit portfolio	$3,953,196	100.0%	$4,080,718	100.0%
Less: Non-retained tranches of consolidated securitization trusts	1,527,527		1,537,098
Total Long Credit Portfolio excluding non-retained tranches of consolidated securitization trusts	$2,425,669		$2,543,620
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Includes equity investments in securitization-related vehicles.
(3)Includes corporate loans to certain loan origination entities in which the Company holds an equity investment.
(4)Retained non-QM RMBS represents RMBS issued by non-consolidated Ellington-sponsored non-QM loan securitization trusts, and interests in entities holding such RMBS.
(5)In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(6)Includes equity investments in unconsolidated entities holding small balance commercial mortgage loans and REO.
(7)Includes an equity investment in an unconsolidated entity holding European RMBS.
Agency RMBS Portfolio(1)
The following table summarizes the Company's Agency RMBS portfolio holdings as of March 31, 2023 and December 31, 2022:

	March 31, 2023		December 31, 2022
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$803,654	94.2%	$915,128	94.5%
Floating rate	5,881	0.7%	6,254	0.7%
Reverse mortgages	28,638	3.4%	29,989	3.1%
IOs	14,939	1.7%	16,892	1.7%
Total long Agency RMBS	$853,112	100.0%	$968,263	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
6 HMBS assets are consolidated for GAAP reporting purposes, and HMBS-related obligations are accounted for on the Company's balance sheet as secured borrowings. The fair value of HMBS assets less the fair value of the HMBS-related obligations approximate fair value of the HMBS MSR Equivalent.

Longbridge Portfolio(1)
Longbridge originates reverse mortgage loans, including home equity conversion mortgage loans, or "HECMs," which are insured by the FHA and which are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on the Company's balance sheet under GAAP, and Longbridge retains the mortgage servicing rights associated with the HMBS, or "HMBS MSR Equivalent." Longbridge also originates "proprietary reverse mortgage loans," which are not insured by the FHA, and Longbridge has typically retained the associated MSRs. The following table summarizes Longbridge's loan-related assets as of March 31, 2023 and December 31, 2022:

	March 31, 2023	December 31, 2022
	(In thousands)
HMBS assets(2)	$8,083,845	$7,882,717
Less: HMBS liabilities	(7,975,916)	(7,787,155)
HMBS MSR Equivalent	107,929	95,562
Unsecuritized HECM loans(3)	187,782	119,671
Proprietary reverse mortgage loans	138,234	103,602
MSRs related to proprietary reverse mortgage loans	8,100	8,108
Unsecuritized REO	421	907
Total	$442,466	$327,850
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)As of March 31, 2023, includes $52.0 million of assignable HECM buyout loans, $16.4 million of non-assignable HECM buyout loans, and $4.4 million of inactive HECM tail loans.
The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended March 31, 2023 and December 31, 2022:

($ In thousands)	March 31, 2023			December 31, 2022
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Retail	375	$52,765	23%	321	$51,248	15%
Wholesale and correspondent	1,106	180,829	77%	1,631	290,379	85%
Total	1,481	233,594	100%	1,952	341,637	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.
Financing
The Company's recourse debt-to-equity ratio2, adjusted for unsettled purchases and sales, decreased to 2.0:1 at March 31, 2023 from 2.5:1 at December 31, 2022. This decrease was primarily the result of a smaller investment portfolio, an increase in unencumbered assets, and an increase in total equity. The Company's overall debt-to-equity ratio, adjusted for unsettled purchases and sales, also decreased during the quarter to 8.9:1 as of March 31, 2023, as compared to 10.1:1 as of December 31, 2022.
The following table summarizes the Company's outstanding borrowings and debt-to-equity ratios as of March 31, 2023 and December 31, 2022:

	March 31, 2023		December 31, 2022
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)(4)	$2,859,538	2.1:1	$3,095,743	2.5:1
Non-recourse borrowings(4)	9,510,508	6.9:1	9,327,036	7.7:1
Total Borrowings	$12,370,046	9.0:1	$12,422,779	10.2:1
Total Equity	$1,374,763		$1,220,886
Recourse borrowings net of unsettled purchases and sales		2.0:1		2.5:1
Total borrowings net of unsettled purchases and sales		8.9:1		10.1:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and senior unsecured notes, at par.
(2)Overall debt-to-equity ratio is computed by dividing outstanding borrowings by total equity. The debt-to-equity ratio does not account for liabilities other than debt financings.
(3)Excludes repo borrowings at certain unconsolidated entities that are recourse to the Company. Including such borrowings, the Company's debt-to-equity ratio based on total recourse borrowings is 2.2:1 and 2.7:1 as of March 31, 2023 and December 31, 2022, respectively.

(4)All of the Company's non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by the Company or its consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).
The following table summarizes the Company's operating results by strategy for the three-month period ended March 31, 2023:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income (1)	$73,570	$7,121	$80,691	$4,165	$1,912	$86,768	$1.29
Interest expense	(40,579)	(8,852)	(49,431)	(4,346)	(3,135)	(56,912)	(0.84)
Realized gain (loss), net	(10,382)	(25,849)	(36,231)	(3)	—	(36,234)	(0.54)
Unrealized gain (loss), net	21,911	42,338	64,249	6,133	6,510	76,892	1.14
Net change from reverse mortgage loans and HMBS obligations	—	—	—	31,587	—	31,587	0.47
Earnings in unconsolidated entities	3,444	—	3,444	—	—	3,444	0.05
Interest rate hedges and other activity, net(2)	(9,042)	(9,443)	(18,485)	(5,591)	838	(23,238)	(0.34)
Credit hedges and other activities, net(3)	369	—	369	—	—	369	0.01
Income tax (expense) benefit	—	—	—	—	(21)	(21)	—
Investment related expenses	(2,619)	—	(2,619)	(6,057)	—	(8,676)	(0.13)
Other expenses	(886)	—	(886)	(19,390)	(8,950)	(29,226)	(0.43)
Net income (loss)	35,786	5,315	41,101	6,498	(2,846)	44,753	0.66
Dividends on preferred stock	—	—	—	—	(5,117)	(5,117)	(0.08)
Net (income) loss attributable to non-participating non-controlling interests	(238)	—	(238)	(2)	(4)	(244)	0.00
Net income (loss) attributable to common stockholders and participating non-controlling interests	35,548	5,315	40,863	6,496	(7,967)	39,392	0.58
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(476)	(476)
Net income (loss) attributable to common stockholders	$35,548	$5,315	$40,863	$6,496	$(8,443)	$38,916	$0.58
Net income (loss) attributable to common stockholders per share of common stock	$0.53	$0.08	$0.61	$0.10	$(0.13)	$0.58
Weighted average shares of common stock and convertible units(4) outstanding						67,488
Weighted average shares of common stock outstanding						66,672
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes the Company's operating results by strategy for the three-month period ended December 31, 2022:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income (1)	$75,864	$9,594	$85,458	$4,737	$1,158	$91,353	$1.47
Interest expense	(41,747)	(8,500)	(50,247)	(4,628)	(3,152)	(58,027)	(0.93)
Realized gain (loss), net	(21,737)	(32,084)	(53,821)	(196)	—	(54,017)	(0.87)
Unrealized gain (loss), net	11,341	45,331	56,672	1,551	1,680	59,903	0.96
Net change from reverse mortgage loans and HMBS obligations	—	—	—	36,808	—	36,808	0.59
Earnings in unconsolidated entities(2)	(1,398)	—	(1,398)	—	—	(1,398)	(0.02)
Interest rate hedges and other activity, net(3)	(6,402)	(2,511)	(8,913)	(106)	(699)	(9,718)	(0.16)
Credit hedges and other activities, net(4)	(3,110)	—	(3,110)	—	—	(3,110)	(0.05)
Income tax (expense) benefit	—	—	—	—	2,850	2,850	0.05
Investment related expenses	(4,578)	—	(4,578)	(5,899)	—	(10,477)	(0.17)
Other expenses	(1,152)	—	(1,152)	(17,775)	(8,429)	(27,356)	(0.44)
Net income (loss)	7,081	11,830	18,911	14,492	(6,592)	26,811	0.43
Dividends on preferred stock	—	—	—	—	(3,824)	(3,824)	(0.06)
Net (income) loss attributable to non-participating non-controlling interests	74	—	74	(32)	(3)	39	0.00
Net income (loss) attributable to common stockholders and participating non-controlling interests	7,155	11,830	18,985	14,460	(10,419)	23,026	0.37
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(292)	(292)
Net income (loss) attributable to common stockholders	$7,155	$11,830	$18,985	$14,460	$(10,711)	$22,734	$0.37
Net income (loss) attributable to common stockholders per share of common stock	$0.12	$0.19	$0.31	$0.24	$(0.18)	$0.37
Weighted average shares of common stock and convertible units(5) outstanding						62,295
Weighted average shares of common stock outstanding						61,506
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Also includes bargain purchase gain of $7.9 million related to the Company's acquisition of a controlling interest in Longbridge.
(3)Includes U.S. Treasury securities, if applicable.
(4)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(5)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, reverse mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.

Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Tuesday, May 9, 2023, to discuss its financial results for the quarter ended March 31, 2023. To participate in the event by telephone, please dial (800) 245-3047 at least 10 minutes prior to the start time and reference the conference ID EFCQ123. International callers should dial (203) 518-9765 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on its website at www.ellingtonfinancial.com under "For Our Shareholders—Presentations."
A dial-in replay of the conference call will be available on Tuesday, May 9, 2023, at approximately 2:00 p.m. Eastern Time through Tuesday, May 16, 2023 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 945-0804. International callers should dial (402) 220-0667. A replay of the conference call will also be archived on the Company's web site at www.ellingtonfinancial.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company's actual results may differ from its beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of the Company's investments, market volatility, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company's ability to maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended
	March 31, 2023	December 31, 2022
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$87,174	$89,830
Interest expense	(59,617)	(59,656)
Total net interest income	27,557	30,174
Other Income (Loss)
Realized gains (losses) on securities and loans, net	(36,767)	(54,178)
Realized gains (losses) on financial derivatives, net	(25,447)	31,380
Realized gains (losses) on real estate owned, net	(56)	17
Unrealized gains (losses) on securities and loans, net	99,257	1,447
Unrealized gains (losses) on financial derivatives, net	2,763	(44,191)
Unrealized gains (losses) on real estate owned, net	4	(112)
Unrealized gains (losses) on other secured borrowings, at fair value, net	(29,680)	55,811
Unrealized gains (losses) on senior notes, at fair value	6,510	1,680
Net change from reverse mortgage loans, at fair value	163,121	199,189
Net change related to HMBS obligations, at fair value	(131,534)	(162,381)
Bargain purchase gain	—	7,932
Other, net	3,504	4,356
Total other income (loss)	51,675	40,950
EXPENSES
Base management fee to affiliate, net of rebates	4,956	4,641
Investment related expenses:
Servicing expense	4,807	4,543
Other	3,869	5,934
Professional fees	3,556	2,844
Compensation and benefits	14,670	14,271
Other expenses	6,044	5,600
Total expenses	37,902	37,833
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	41,330	33,291
Income tax expense (benefit)	21	(2,850)
Earnings (losses) from investments in unconsolidated entities	3,444	(9,330)
Net Income (Loss)	44,753	26,811
Net Income (Loss) Attributable to Non-Controlling Interests	720	253
Dividends on Preferred Stock	5,117	3,824
Net Income (Loss) Attributable to Common Stockholders	$38,916	$22,734
Net Income (Loss) per Common Share:
Basic and Diluted	$0.58	$0.37
Weighted average shares of common stock outstanding	66,672	61,506
Weighted average shares of common stock and convertible units outstanding	67,488	62,295

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	March 31, 2023	December 31, 2022(1)
ASSETS
Cash and cash equivalents	$188,555	$217,053
Restricted cash	1,601	4,816
Securities, at fair value	1,389,547	1,459,465
Loans, at fair value	11,812,567	11,626,008
Loan commitments, at fair value	3,299	3,060
Mortgage servicing rights, at fair value	8,100	8,108
Investments in unconsolidated entities, at fair value	118,747	127,046
Real estate owned	26,717	28,403
Financial derivatives–assets, at fair value	104,033	132,518
Reverse repurchase agreements	180,934	226,444
Due from brokers	24,291	36,761
Investment related receivables	163,029	139,413
Other assets	90,105	76,791
Total Assets	$14,111,525	$14,085,886
LIABILITIES
Securities sold short, at fair value	$158,302	$209,203
Repurchase agreements	2,285,898	2,609,685
Financial derivatives–liabilities, at fair value	24,245	54,198
Due to brokers	35,431	34,507
Investment related payables	48,373	49,323
Other secured borrowings	363,640	276,058
Other secured borrowings, at fair value	1,534,592	1,539,881
HMBS-related obligations, at fair value	7,975,916	7,787,155
Senior notes, at fair value	185,325	191,835
Base management fee payable to affiliate	4,956	4,641
Dividend payable	14,043	12,243
Interest payable	14,926	22,452
Accrued expenses and other liabilities	91,115	73,819
Total Liabilities	12,736,762	12,865,000
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 13,420,421 and 9,420,421 shares issued and outstanding, and $335,511 and $235,511 aggregate liquidation preference, respectively	323,920	227,432
Common stock, par value $0.001 per share, 100,000,000 shares authorized; 67,185,076 and 63,812,215 shares issued and outstanding, respectively(2)	67	64
Additional paid-in-capital	1,308,107	1,259,352
Retained earnings (accumulated deficit)	(282,262)	(290,881)
Total Stockholders' Equity	1,349,832	1,195,967
Non-controlling interests	24,931	24,919
Total Equity	1,374,763	1,220,886
TOTAL LIABILITIES AND EQUITY	$14,111,525	$14,085,886
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$15.10	$15.05
(1)Derived from audited financial statements as of December 31, 2022.
(2)Common shares issued and outstanding at March 31, 2023, includes 4,433,861 shares of common stock issued during the quarter under the Company's at-the-market common stock offering program, net of 1,061,000 shares repurchased under the Company's share repurchase program.
(3)Based on total stockholders' equity less the aggregate liquidation preference of the Company's preferred stock outstanding.

Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
The Company calculates Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Premium Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, the Company includes the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. For the contribution to Adjusted Distributable Earnings from Longbridge, the Company adjusts Longbridge's contribution to the Company's net income in a similar manner, but it includes in Adjusted Distributable Earnings certain realized and unrealized gains (losses) from Longbridge's origination business ("gain-on-sale income").
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. The Company believes that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) the Company believes that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that the Company believes are less useful in forecasting long-term performance and dividend-paying ability; (ii) the Company uses it to evaluate the effective net yield provided by its investment portfolio, after the effects of financial leverage and by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) the Company believes that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating its operating performance, and comparing its operating performance to that of its residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) the Company's calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by its peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of the Company's financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether the Company has met the requirement to distribute at least 90% of its annual REIT taxable income (subject to certain adjustments) to its stockholders, in order to maintain its qualification as a REIT, is not based on whether it distributed 90% of its Adjusted Distributable Earnings.
In setting the Company's dividends, the Company's Board of Directors considers the Company's earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended March 31, 2023 and December 31, 2022, the Company's Adjusted Distributable Earnings to the line on the Company's Condensed Consolidated Statement of Operations entitled Net Income (Loss), which the Company believes is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	March 31, 2023				December 31, 2022
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$41,101	$6,498	$(2,846)	$44,753	$18,911	$14,492	$(6,592)	$26,811
Income tax expense (benefit)	—	—	21	21	—	—	(2,850)	(2,850)
Net income (loss) before income tax expense (benefit)	41,101	6,498	(2,825)	44,774	18,911	14,492	(9,442)	23,961
Adjustments:
Realized (gains) losses, net(1)	65,741	—	—	65,741	30,279	—	—	30,279
Unrealized (gains) losses, net(2)	(64,020)	—	(9,679)	(73,699)	(13,136)	—	(2,378)	(15,514)
Unrealized (gains) losses on MSRs, net of hedging (gains) losses(3)	—	(4,225)	—	(4,225)	—	(15,319)	—	(15,319)
Bargain purchase (gain)	—	—	—	—	(7,932)	—	—	(7,932)
Negative (positive) component of interest income represented by Catch-up Premium Amortization Adjustment	482	—	—	482	(1,013)	—	—	(1,013)
Non-capitalized transaction costs and other expense adjustments	457	2,059	95	2,611	1,235	1,485	680	3,400
(Earnings) losses from investments in unconsolidated entities	(3,444)	—	—	(3,444)	9,330	—	—	9,330
Adjusted distributable earnings from investments in unconsolidated entities(4)	3,752	—	—	3,752	3,055	—	—	3,055
Total Adjusted Distributable Earnings	$44,069	$4,332	$(12,409)	$35,992	$40,729	$658	$(11,140)	$30,247
Dividends on preferred stock	—	—	5,117	5,117	—	—	3,824	3,824
Adjusted Distributable Earnings attributable to non-controlling interests	229	19	318	566	71	5	326	402
Adjusted Distributable Earnings Attributable to Common Stockholders	$43,840	$4,313	$(17,844)	$30,309	$40,658	$653	$(15,290)	$26,021
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.66	$0.06	$(0.27)	$0.45	$0.66	$0.01	$(0.25)	$0.42
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of HMBS MSR Equivalent and mortgage servicing rights related to proprietary mortgage loans attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments, which are components of realized and/or unrealized gains (losses) on financial derivatives, net on the Condensed Consolidated Statement of Operations.
(4)Includes net interest income and operating expenses for certain investments in unconsolidated entities.